UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    January 6, 2006

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                            Entry into a Material Definitive Agreement.

On January 6, 2006, the Board of Directors (the “Board”) of Cano Petroleum, Inc. (“Cano”) approved the following non-executive director compensation schedule:

Each director shall receive an annual cash retainer of $25,000.  Each director shall be paid $1,000 cash for each Board meeting and Board committee meeting attended.  The Audit Committee Chairman shall receive an additional annual cash retainer of $5,000.  The Compensation Committee Chairman, the Corporate Governance Committee Chairman, the Nominating Committee Chairman and the chairman of any other committee or special committee established by the Board shall be paid an additional annual cash retainer of $3,000.

A summary of the director compensation as approved by the Board is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                            Financial Statements and Exhibits.

(d)                   Exhibits

10.1                 Summary Sheet:  Director Compensation.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: January 12, 2006
	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary Sheet: Director Compensation.